Exhibit 99.3

Press Contacts:
Jane Gideon
Incendio International for Activant Solutions
Tel: 1-415-682-9292
jane@incendiopr.com

Nick Cristiano
Speedware Corporation
Tel: 1-514-747-7007
ncristiano@speedware.com

ACTIVANT SOLUTIONS TO BUY SPEEDWARE CORPORATION

Acquisition Will Bring Activant Closer to its Goal of Becoming
the Premier Technology Provider to Vertical Industries

AUSTIN, Texas, and MONTREAL, Quebec, January 24, 2005 — Activant™ Solutions Inc., a leading provider of vertical ERP solutions, and Speedware Corporation Inc. (TSX: SPW) today announced that they have entered into an agreement in which Activant intends to acquire Speedware, including its operating divisions Enterprise Computer Systems (ECS) Inc., Prelude Systems Inc., OpenERP Solutions, and Speedware Ltd. Under the terms of an agreement signed on January 24, 2005, an Activant subsidiary will, subject to certain conditions, make a tender offer to purchase all of the issued and outstanding shares of common stock of Speedware Corporation, including all shares of common stock issuable upon exercise of currently outstanding options and warrants, for CDN$3.91 per share in cash.

The acquisition of Speedware would expand Activant’s customer base, vertical industry coverage and technology suite. In addition, the anticipated acquisition would grow Activant’s installed base to over 20,000 customer locations.

Activant has identified four key vertical segments for the company’s growth, which are lumber and building materials (LBM), automotive aftermarket, wholesale trade, and hardware and home center retailing. By incorporating the Speedware product line, Activant bolsters its offerings in these segments. Both Activant and Speedware have well-received solutions for LBM customers and will leverage the deep technology expertise and combined 50 years of industry experience to deliver increased innovation and service to LBM customers. Prelude’s Advanced Distribution System (ADS) will expand Activant’s presence and momentum serving wholesale trade customers.

In addition, OpenERP will introduce Activant to small and mid-size manufacturing customers with next-generation ERP and supply chain applications built on open source platforms. Speedware Ltd delivers business intelligence and system migration tools, which complement the product offerings of both companies.

“Activant is focused on growth and acquisitions to become the premier technology provider of vertical ERP software and solutions to select industries.” said Larry Jones, CEO of Activant Solutions. “The acquisition of Speedware is our first big step in this new direction and lays the foundation for revenue growth, technology innovation and increased thought leadership in key vertical segments.”

“Activant’s deep vertical expertise, large installed customer base and solid technology are a natural fit with Speedware’s business,” said Andrew Gutman, CEO of Speedware Corporation. “We believe the combined entity will give our customers additional world-class service and best-of-breed products for driving their business growth.”

The offer, which will be subject to customary closing conditions, is expected to close within 45 to 60 days. As permitted under US securities law, the offer will be conducted as a take-over bid in accordance with applicable Canadian securities law.

Activant has also entered into an agreement with certain securityholders of Speedware who have agreed to tender securities representing approximately 48% of the outstanding common shares of Speedware (on a fully diluted basis) to the offer.

About Activant Solutions

Activant Solutions Inc. (“Activant”) is a leading technology provider of vertical ERP solutions servicing the automotive aftermarket, hardware and home center, wholesale trade, lumber and building materials and other distribution-intensive industries. Over 18,000 wholesale, retail and manufacturing customer locations use Activant to help drive new levels of business performance. With proven experience and success, Activant is fast becoming an industry standard for companies seeking competitive advantage through stronger customer integration. The company’s solutions include advanced software, professional services, content, supply chain connectivity, and analytics. Headquartered in Austin, Texas, Activant has operations in California, Colorado,

Canada, France, Ireland and the United Kingdom. The principal office of Activant is located at 804 Las Cimas Parkway, Austin, Texas 78746. For more information, please visit www.activant.com. If you want a copy of the report filed with Canadian securities regulatory authorities relating to the agreement entered into with Speedware securityholders referred to above, please contact Richard Rew II, Secretary of Activant at 512-278-5338.

About Speedware Corporation

Speedware Corporation Inc. (TSX: SPW) provides leading enterprise software solutions through its four operating divisions: Enterprise Computer Systems (ECS), Prelude Systems (PSI), OpenERP Solutions and the Productivity Tools division.
ECS, which is based in Greenville, SC, offers enterprise resource planning (ERP) solutions designed for the building materials distribution market. PSI, of Plano, TX, is a leading provider of enterprise solutions for industrial distributors. OpenERP Solutions, located in Salt Lake City, UT, provides ERP applications for small- to mid-sized manufacturers. The Productivity Tools division, based in Montreal, QC, offers industry-specific business intelligence solutions, application development technology and platform migration solutions. For more information, visit Speedware Corporation at www.speedware.com.

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The statements contained in this document which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements as to industry trends, future products or services, and products or service line growth or performance. Investors are cautioned that forward-looking statements are inherently uncertain and subject to risks. Actual results may differ materially from the future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include but are not limited to unrealized market demand for our services, the ability to retain the people performing services, and those risks and uncertainties identified in Activant’s most recent Annual Report on Form 10-K which has been filed with the United States Securities and Exchange Commission. Activant assumes no duty to update information contained in this document at any time.